Exhibit 99.1

McorpCX, Inc. Reports Second Quarter 2018 and Improved Year-Over-Year Results, Management Changes and Corporate Restructuring

San Francisco, CA, August 16, 2018 (CNW) - Customer experience solutions and software company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) today announced second quarter ended June 30, 2018 results, as well as management changes and a corporate restructuring.

SECOND QUARTER 2018 FINANCIAL RESULTS

Select financial highlights for the three and six months ended June 30, 2018 include:

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Revenue increased by 133% from $602,613 during the second quarter of 2017 to $1,404,654 during the second quarter of 2018 and by 124% from $899,904 in the first half of 2017 to $2,018,508 in the first half of 2018.

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Gross profit increased by 83% from $362,412 in the second quarter of 2017 to $663,865, in the second quarter of 2018 and 89% from $519,930 in the first half of 2017 to $980,304 in the first half of 2018.

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We recorded net operating income of $145,177 in the second quarter of 2018 compared to a net operating loss of $78,650 during the same quarter of 2017. Net operating loss was $53,626 in the first half of 2018 compared to a net operating loss of $328,438 for the first half of 2017.

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The Company reported EBITDA of $199,539 and $49,638 in the second quarter and first half of 2018, respectively, compared to ($16,241) and ($209,994) in the second quarter and first half of 2017. EBITDA is a non-GAAP measure. See note 1 below for our definition of EBITDA and reconciliation to net operating income (loss).

●	The Company had a cash balance of $1,338,291 at June 30, 2018 compared to a cash balance of $1,616,076 at December 31, 2017.

“We are pleased to see the continued growth of our consulting business, with strong year-over-year performance.” stated Michael Hinshaw, Chairman of the Board of Directors. “We have continued to expand relationships with existing clients during 2018. and have signed several new clients during the year. Additionally, increases in revenue, combined with a focus on controlling expenses, helped us generate net income in the second quarter of 2018 and positive EBITDA in both the quarter and year-to-date periods.”

For more complete financial results, please see the Company’s quarterly financial statements and notes thereto filed with the United States Securities and Exchange Commission on a Form 10-Q on August 10, 2018.

Management Change and Corporate Restructuring

Overview

Over the past year, the Company has focused on growing our consulting business while re-evaluating the future state of our technology-related product and service offerings. As part of this re-evaluation, and after several months of review and deliberations, the Company’s Board of Directors (the “Board”) determined that it was in the best interests of the Company to separate the Company’s growing consulting business from the rest of the Company in order to allow the Company to pursue strategic options such as the development or acquisition of additional product and service offerings, while allowing the management of our consulting business to focus exclusively on growing such business, independent of the Company’s software business.

Consequently, on August 16, 2018, the Board approved the transfer of the assets and liabilities related to the Company’s consulting business (excluding the underlying technology and databases related thereto, which remained with the Company) to its wholly-owned subsidiary, McorpCX, LLC.

In connection with this corporate reorganization, Mr. Hinshaw has resigned as the Company’s President and Chief Executive Officer in order to devote his full-time energies to the Company’s consulting business as President of McorpCX, LLC. However, Mr. Hinshaw will remain as Chairman of the Board, which the Board believes will allow him to continue to provide CX thought leadership for the entire Company.

The Board has appointed the Company’s current Chief Financial Officer, Mr. Gregg Budoi to serve as the Company’s interim President and Chief Executive Officer.

In connection with his greater role in directing the Company’s business, Mr. Budoi has also been appointed to serve as a director on the Board until the next annual meeting of the Company’s shareholders.

Mr. Budoi has been the Chief Financial Officer of the Company since September 26, 2017, and prior to assuming that role with the Company, he had developed extensive experience as an executive leader with both public and private companies including leadership in the SaaS software space. Over the course of his career, Mr. Budoi has had exposure to several disciplines of business management with an emphasis on corporate strategy and finance, capital markets, business development and M&A activities.

“We believe that Gregg brings to the Company as CEO the right mix of skills and experience needed to navigate the Company through this transition period and that the transfer of the Company’s consulting operations to McorpCX, LLC will allow the Company to focus on the pursuit of additional product and service offerings, as well as additional strategic options for driving increased shareholder value,” stated Matthew Kruchko, independent director on the Board.

As interim President and Chief Executive Officer, Mr. Budoi is expected to focus on developing various potential strategies to improve the Company’s ability to achieve additional revenue and profit growth. These possible strategies may include further software or technology development expenditures, pursuit of merger, acquisitions or joint ventures with companies that provide complimentary products and services, software licensing arrangements, and investment in additional infrastructure within our Company. Each of these possible strategies will be thoroughly vetted by the Board to assess expected levels of enterprise value creation compared to various risks associated with each possible scenario.

In connection with Mr. Budoi’s appointment as the Company’s interim President and Chief Executive Officer, the Board has initiated a search for a new Chief Financial Officer.

Employment Agreements

In connection with his appointment as the Company’s interim President and Chief Executive Officer, the Company and Mr. Budoi have entered into an executive employment agreement under which Mr. Budoi will be eligible to receive (in addition to his base salary) a $100,000 bonus contingent upon the achievement of certain milestone events, that include completion of an equity financing in excess of US$5.0 million or completion of an acquisition of a new business with annualized revenues in excess of US$5.0 million per year, among other initiatives. In addition, Mr. Budoi will be entitled to participate in the Company’s employee benefit plans and receive stock options under the Company’s stock option plan. To reflect his interim role, Mr. Budoi’s employment is for an initial term expiring October 31, 2018, with automatic renewals (subject to right of the Company and Mr. Budoi to elect not to renew) for additional one month periods.

In connection with his appointment as President of McorpCX, LLC, Mr. Hinshaw has entered into an executive employment agreement with McorpCX, LLC under which he will be paid a reduced base salary. He is also eligible to receive additional, incentive-based variable compensation including:

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Quarterly payments equal to (i) 2.5% of all gross revenues generated by McorpCX, LLC, plus (ii) an additional 2.5% (for a total of 5%) of all gross revenues generated by McorpCX, LLC in excess of US$5.0 million per year, and

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Participation in McorpCX, LLC’s sales commission plan wherein Mr. Hinshaw can receive sales commissions up to 10% of the aggregate of all fees received by McorpCX, LLC on projects from new clients and new projects with existing clients, which he sells and closes.

Mr. Hinshaw is also eligible to participate in any deferred compensation plan that may be developed in the future by McorpCX, LLC. The term of Mr. Hinshaw’s employment with McorpCX, LLC is for an initial six month term, with automatic renewals (subject to the right of McorpCX, LLC and Mr. Hinshaw to elect not to renew) for additional three month periods.

Grant of Stock Options

The Board has also approved the granting of stock options to purchase 700,000 common shares of the Company to Mr. Budoi (300,000 options), and to each of the Board’s independent directors, Mr. Nii Quaye, and Mr. Matthew Kruchko (200,000 options each). These options are the first options granted by the Company to Mr. Budoi, Mr. Quaye and Mr. Kruchko. The options will be priced based on the closing price of the Company’s common shares on grant date, which is the date of this news release. The options will vest over a three-year period, with 1/3 vesting on the one-year anniversary of the grant date and an additional 1/3 on each of the second and third anniversaries of the grant date. The vesting of these stock options will accelerate upon a change of control.

About McorpCX, Inc.

McorpCX, Inc. (http://mcorp.cx) is a customer experience services company targeting the Global Customer Experience Management (CEM) market. Customers range from Fortune 100 brands to fast-moving mid-market leaders and other customer-centric companies. McorpCX, Inc. is focused on pursuing value-enhancing growth opportunities for its shareholders.

Note 1

We define EBITDA as net loss plus interest, tax, depreciation and amortization expenses. We consider EBITDA to be a meaningful supplement to net income (loss) as a performance measure primarily because depreciation and amortization expenses are not an actual cash costs, and interest and tax expenses are not related to our direct operating activities. In addition, we believe EBITDA is commonly used by investors and other interested parties to evaluate our financial performance. EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs. EBITDA should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, or as an alternative to net cash from operating activities as a measure of liquidity. EBITDA is an internal measure and therefore may not be comparable to other companies. EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that EBITDA does not reflect: (i) our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, working capital needs; and (iii) the interest expense, or the cash requirements necessary to service interest or principal payments, on our outstanding debt (if any). Because of these limitations, EBITDA should only be considered as a supplemental performance measure and should not be considered as a measure of liquidity or cash available to us to invest in the growth of our business. Because all companies do not calculate EBITDA in the same manner, EBITDA as calculated by us may differ from EBITDA as calculated by other companies. We compensate for these limitations by using EBITDA as a supplemental measure of our performance and by relying primarily on our GAAP financial statements.

The following table provides a reconciliation of net income (loss) to EBITDA for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net Income (Loss)	$147,930	$(76,056)	$(54,786)	$(331,186)
Depreciation and Amortization	(51,316)	(56,941)	(104,021)	(115,450)
Interest expense	(293)	(2,874)	(403)	(5,742)
EBITDA	$199,539	$(16,241)	$49,638	$(209,994)

For more information, please contact:

Gregg R Budoi, CEO

1-866-526-2655 toll free in the U.S., or +1.440.503.9241

gbudoi@mcorp.cx

Investors: ir@mcorp.cx
General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655
Website: http://mcorp.cx
Twitter: @McorpCX (https://twitter.com/mcorpcx)

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward- looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact or our financial results, are forward- looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include statements relating to the Company's business and operations, including but not limited to the Company’s ability to develop and execute a strategy leading to additional revenues and profit growth. Specifically, statements concerning the Company’s planned focus on ways to create a more complete slate of customer experience solutions for the Company’s clients, and the specific ways such a focus may be implemented are forward-looking statements. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business or strategic plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing, the Company’s ability to find a suitable take-over target or joint venture partner, the Company’s ability to develop complimentary products and services, and the Company’s dependence upon and availability of qualified personnel. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements unless required by applicable law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.